UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): March 23, 2017

                   Tiger Reef, Inc.

 (Exact name of registrant as specified in its charter)

Colorado _ (State or other jurisdiction of incorporation)	000-55333 _ (Commission File Number)	46-3073820 _ (I.R.S. Employer Identification Number)

           Wellsburg Street #7, Cole Bay, St. Maarten, Dutch West Indies

 (Address of principal executive offices and zip code)

            Tel: (949) 264-1475, Fax: (949) 607-4052

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule I4a-12 under the Exchange Act (17CFR240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively, “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management.  When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions identify forward looking statements as they relate to our business or our management.  Such statements reflect management’s current view of our business with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of our Annual Report filed on Form 10-K entitled “Risk Factors”) relating to our industry, operations and results of operations, and other relevant aspects of our business.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements contained within this Form 8-K and elsewhere.

Item 1.01

Entry into a Material Definitive Agreement

On March 23, 2017, Tiger Reef, Inc. (“Tiger Reef”) entered into a Securities Purchase Agreement with Adar Bays, LLC, an accredited investor (“Adar Bays”), pursuant to which Tiger Reef issued Adar Bays three convertible notes.  The first note, due March 23, 2018 in the principal amount of $30,000 (“Adar Bays Note 1”), was issued in exchange for $30,000 in cash.  The second note, due March 23, 2018 in the principal amount of $30,000 (“Adar Bays Note 2”) and the third note, due March 23, 2018, in the principal amount of $30,000 (“Adar Bays Note 3”) and, together with Adar Bays Note 1, the “Adar Bays Notes”, were issued in exchange for two full-recourse, collateralized promissory note from Adar Bays in the amount of $30,000 (“Adar Bays Payment Notes”).  The Adar Bays Payment Notes are due on November 23, 2017 and January 23, 2017, respectively, unless we do not meet the current public information requirement pursuant to Rule 144, in which case both Adar Bays Note 2, Adar Bays Note 3, and the Adar Bays Payment Notes may be cancelled.  The Adar Bays Payment Notes are secured by the Adar Bays Note 1 and Adar Bays Note 2.

Interest on the Adar Bays Notes accrues at the rate of 8% per annum.  We are not required to make any payments on the Adar Bays Notes until maturity.  We have the right to repay the Adar Bays Notes at any time during the first six months of the notes at a rate of 120% of the unpaid principal amount during the first 30 days, 126% of the unpaid principal amount between days 31 and 60, 132% of the unpaid principal amount between days 61 and 90, 138% of the unpaid principal amount between days 91 and 120, 144% of the unpaid principal amount between days 121 and 150, and 150% of the unpaid principal amount between days 151 and 180.  The Adar Bays Notes may not be prepaid after the 180th day.

Adar Bays may convert the outstanding principal on the Adar Bays Notes into shares of our common stock at the conversion price per share equal to 55% of the lowest daily closing bid with a 15 day look back immediately preceding and including the date of conversion.  There is no minimum conversion price.

Tiger Reef claims an exemption from the registration requirements of the Securities Act of 1933, as amended (“Act”), for the private placement of these securities pursuant to Section 4(2) of the Act since, among other things, the transaction did not involve a public offering, Adar  Bays is an accredited investor, Adar Bays had access to information about Tiger Reef and its investment, Adar Bays took the securities for investment and not resale, and Tiger Reef took appropriate measures to restrict the transfer of the securities.

Copies of the definitive agreements and notes relating to the Adar Bays financing transactions are filed herewith as Exhibits 4.5 through 4.8 and 10.5, and are incorporated herein by reference.  The foregoing summary descriptions of the definitive agreements and notes are qualified in their entirety by reference to the full texts of each of such exhibits.

Item 2.03

Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 3.02

Unregistered Sales of Equity Securities

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

4.4

Convertible Promissory Note between Tiger Reef, Inc. and Adar Bays, LLC dated March 23, 2017

4.5

Convertible Promissory Note between Tiger Reef, Inc. and Adar Bays, LLC dated March 23, 2017 (Back End Note 1)

4.6

Convertible Promissory Note between Tiger Reef, Inc. and Adar Bays, LLC dated March 23, 2017 (Back End Note 2)

4.7

Form of Collateralized Secured Promissory Note 1 dated March 23, 2017 between Tiger Reef, Inc. and Adar Bays, LLC

4.8

Form of Collateralized Secured Promissory Note 2 dated March 23, 2017 between Tiger Reef, Inc. and Adar Bays, LLC

10.5

Securities Purchase Agreement between Tiger Reef, Inc. and Adar Bays, LLC dated March 23, 2017

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIGER REEF, INC.

Dated: March 28, 2017

By:

/s/ J. Scott Sitra

J. Scott Sitra

President and Chief Executive Officer

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